EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-148206) on Form S-8 of our report dated June 15, 2018, which appears in this annual report on Form 11-K of the Aqua America, Inc. 401(k) Plan for the year ended December 31, 2017.

/s/ Baker Tilly Virchow Krause, LLP

Philadelphia, Pennsylvania

June 15, 2018